N E W P A R K R E S O U R C E S P R E S E N TAT I O N D E C E M B E R 2 0 1 7

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Words such as “will”, “may”, “could”, “would”, “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends”, and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties, contingencies and other factors, some of which are beyond our control, are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the success or failure of our efforts to implement our business strategy. We assume no obligation to update, amend or clarify publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Many factors, including those discussed more fully elsewhere in this presentation and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through its website at www.newpark.com. F O R W A R D L O O K I N G S TAT E M E N T S 2

This presentation includes references to financial measurements that are supplemental to the Company’s financial performance as calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Net Debt and the Ratio of Net Debt to Capital. Management believes that these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. N O N - G A A P F I N A N C I A L M E A S U R E S 3

$984 $1,042 $1,118 $677 $471 $543 $334 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2012 2013 2014 2015 2016 2017 83% 17%  Two Operating Segments: Fluids Systems  Oil and Gas exploration Mats and Integrated Services  Oil and Gas exploration  Electrical transmission and distribution  Pipeline  Petrochemical  Construction  Key geographic markets:  North America  EMEA  Latin America  Asia Pacific R e ve n u e s ($ m ill io n s) Consolidated Revenues Fluids Systems Mats and Integrated Services C O M P A N Y O V E R V I E W 4 Full Year First Nine Months 48% 52% First Nine Months – Breakdown by Segment Revenue EBITDA* ** EBITDA is a non-GAAP financial measure. See reconciliation to the most comparable GAAP measure in the Appendix to this presentation. EBITDA contribution % based on Segment EBITDA and excludes Corporate Office expenses.

Revenue by Region G L O B A L S T R E N G T H 5 67% 57% 45% 61% 7% 8% 7% 8% 8% 7% 9% 5% 18% 28% 39% 26% 2014 2015 2016 First Nine Months U.S. Canada Latin America EMEA/APAC

STRENGTHENED BY OUR INVESTMENTS

- **Elevated capital campaign completed**
- **Infrastructure investments open new markets and significantly enhance our competitiveness**
- **Reflects our commitment to be the global leader in fluids and mats technology**

Mats: Completed Manufacturing 2015 and Technology Center 2016



Fluids: Manufacturing Facility & Distribution Center Completed 2016



Fluids: Gulf of Mexico Deepwater Shorebase Completed 2017



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55% 9% 30% 6% U.S. Canada EMEA/APAC Latin America  Largest independent drilling fluids provider  3rd largest drilling fluids company worldwide*  Seek to capitalize on strong market position and extend Fluids’ product offerings to completions and other applications  Expanding global market share, leveraging IOC/NOC relationships $862 $926 $965 $581 $395 $284 $453 $0 $200 $400 $600 $800 $1,000 $1,200 2012 2013 2014 2015 2016 2017 Re ve n u e s ($ m il lio n s) Total Segment Revenues First Nine Months 2017 - Revenue by Region F L U I D S S Y S T E M S - O V E R V I E W 7 Full Year First Nine Months * Source: Kimberlite International Oilfield Research, June 2017

FLUIDS SYSTEMS-TECHNOLOGY

EVOLUTION®

Fusion™

KRONOS™

- **Proven drilling fluid systems designed to enhance wellsite performance**
  - Evolution® high-performance, water-based technology for global applications
  - Fusion™ brine fluid system creates a unique enhancement for shale basins
  - Kronos™ deepwater drilling fluid systems offers operators a consistent fluid across a wide temperature and pressure spectrum

- **Fluids Development**
  - Driving continued advancements in technology, bringing new chemistries to enhance drilling efficiencies in challenging environments

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2,283 2,114 2,241 1,170 639 1,068 10% 11% 12% 13% 14% 15% 16% - 500 1,000 1,500 2,000 2,500 2012 2013 2014 2015 2016 First Nine Months NAM Rig Count Market Share $615 $654 $687 $352 $183 $123 $292 $0 $100 $200 $300 $400 $500 $600 $700 $800 2012 2013 2014 2015 2016 2017  Revenues impacted by lower drilling activity levels which remain >50% below pre- downturn levels  Service quality, operational focus and organizational alignment driving share gains in the market  Currently hold #2 market share position in U.S. land*  Focused on expanding presence in GOM  Shorebase facility fully operational (1) Source: BHI and company data Re ve n u e ( $ m il lio n s) North American Revenues NAM Rig Count & Market Share(1) F L U I D S S Y S T E M S – N O R T H A M E R I C A 9 Full Year First Nine Months *Source: Kimberlite International Oilfield Research, June 2017

$246 $272 $278 $229 $212 $161 $161 $0 $50 $100 $150 $200 $250 $300 $350 2012 2013 2014 2015 2016 2017 $117 $137 $166 $164 $167 $87 $99 $84 $47 $40 $42 $36 $28 $18 $5 2012 2013 2014 2015 2016 EMEA LATAM APAC  International presence remains key to our strategy  More stable than NAM, through the industry cycles  Longer term contracts  Largely IOC’s/NOC’s  Fewer competitors  Key contract awards have driven growth  Kuwait (KOC)  Algeria (Sonatrach)  Republic of Congo (ENI)  Uruguay ultra-deepwater (Total)  Albania (Shell)  Chile (ENAP)  Two recent awards provide future growth  India (Cairn)  Offshore Australia (partnering with Baker Hughes) International Revenues International Revenues by Region F L U I D S S Y S T E M S – I N T E R N AT I O N A L 10 Full Year First Nine Months

$122 $116 $153 $96 $76 $51 $90 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2012 2013 2014 2015 2016 2017  Leading provider of engineered worksite solutions  Established core rental business in NAM exploration market, where mats reduce operator’s costs and improve environmental protection during drilling and completion phase  Capitalizing on strong market position to expand into non-exploration end markets  Patented technology, service capability and size of composite mat rental fleet provide competitive advantage  Recent completion of R&D Center is critical to drive innovation and expansion of product offering  Revenues include rentals/service and sale of composite mats Total Segment Revenues R e ve n u e s ($ m ill io n s) M AT S & I N T E G R AT E D S E R V I C E S - O V E R V I E W 11 Full Year First Nine Months

M AT S - C O M P E T I T I V E A D V A N TA G E S A C R O S S I N D U S T R I E S 12 Superior Quality Enhanced EH&S Attributes Scale & Responsiveness DO WE HAVE PHOTOS OF ACTUAL INSTALL? PHOTO FROM PG 3 OF BROCHURE? Transportation, Install & Remediation Efficiency

 Diversifying beyond the wellsite  Accelerate penetration of non- exploration markets, both domestically and internationally  Larger addressable market  Similar value drivers as exploration market  Innovate and commercialize differentiated system enhancements, including EPZ Grounding System™ for the utility industry M AT S – A C C E L E R AT I N G D I V E R S I F I C AT I O N 13

MATS – WELL SERVICE GROUP/UTILITY ACCESS SOLUTION ACQUISITION





- **Completed November 2017**
  - Total consideration included $45m cash and $32m equity
- **WSG served as strategic logistics and installation service partner since 2012**
- **Expands complementary service offering, creating natural bundles with matting systems**
- **Enhances mats geographical presence throughout Northeast, Midwest, Rockies and West Texas**
- **Provides expanded capabilities to support growth efforts across end-user markets**

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M AT S – D I V E R S I F I C AT I O N I S K E Y T O E A R N I N G S S TA B I L I T Y 15 $122 $116 $153 $96 $76 0% 10% 20% 30% 40% 50% 60% $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 2012 2013 2014 2015 2016 R e ve n u e ($ m il) EB IT D A M ar gi n * * EBITDA and EBITDA margin are non-GAAP financial measures. See reconciliation to the most comparable GAAP measure in the Appendix to this presentation. 30% 58% 12% O & G - Exploration NAM Non-Exploration Int'l Non-Exploration First Nine Months 2017 Revenues by Market  Following historic collapse of O&G activity in 2015, expansion of business outside of NAM exploration accelerated  Geographic and end-user market diversification was key to maintaining profitability through the cycle  Majority of revenue now derived from non-exploration markets, providing stability during E&P market volatility  Significant opportunity for expansion remains  Capitalize on NAM exploration recovery  Build upon position in utilities and pipeline, where a high volume of infrastructure projects are planned for upcoming years Segment Revenue and EBITDA Margin

F I N A N C I A L F O C U S  Short-Term Actions  Focused on managing cost structure as activity levels improve  Continuing efforts to optimize working capital  Limit capital investments beyond growth/diversification projects  Long-term Focus  Continue investing in strategic projects in fluids  IOC/deepwater focus  Expand product offering to leverage global footprint  Aggressively pursue non-E&P market expansion in mats $256 $183 $182 $179 $156 $209 $117 $97 $71 $68 $75 20% 23% 26% 29% 32% 35% $0 $50 $100 $150 $200 $250 $300 2012 2013 2014 2015 2016 Sep 2017 Total Debt Net Debt (2) Total Debt to Capital Ratio $225(1) Capital Structure  Maintaining Strong Balance Sheet  $100m of 5 year convertible bonds due Dec 2021  Revolving credit facility expanded to $150m in October 2017, providing additional liquidity to support growth 16 (2) Net Debt is a non-GAAP financial measure. See reconciliation to the most comparable GAAP measure in the Appendix to this presentation. (1) Total Debt of $225m at September 30, 2017 includes $83m related to convertible notes, repaid on October 2, 2017. As of September 30, 2017, funding for maturity was placed in escrow and reported as restricted cash. $142

A P P E N D I X

NEWPARK

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Three Months Ended September 30, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Revenues	$ 201,663	$ 183,020	$ 104,554	$ 543,374	$ 334,413
Cost of revenues	164,587	148,431	99,293	442,608	313,669
Selling, general and administrative expenses	27,270	26,630	21,736	79,297	66,663
Other operating income, net	(76)	(9)	(1,420)	(127)	(3,829)
Impairments and other charges	—	—	—	—	6,925
Operating income (loss)	9,882	7,968	(15,055)	21,596	(49,015)
Foreign currency exchange loss (gain)	174	534	761	1,100	(440)
Interest expense, net	3,586	3,441	2,127	10,245	7,230
Gain on extinguishment of debt	—	—	—	—	(1,894)
Income (loss) from operations before income taxes	6,122	3,993	(17,943)	10,251	(53,911)
Provision (benefit) for income taxes	3,469	2,361	(4,492)	6,949	(13,256)
Net income (loss)	$ 2,653	$ 1,632	$ (13,451)	$ 3,302	$ (40,655)
Calculation of EPS:					
Basic - net income (loss)	$ 2,653	$ 1,632	$ (13,451)	$ 3,302	$ (40,655)
Assumed conversions of 2017 Convertible Notes	—	—	—	—	—
Diluted - adjusted net income (loss)	$ 2,653	$ 1,632	$ (13,451)	$ 3,302	$ (40,655)
Basic - weighted average common shares outstanding	85,426	84,653	83,998	84,749	83,573
Dilutive effect of stock options and restricted stock awards	2,251	2,662	—	2,545	—
Dilutive effect of 2017 Convertible Notes	—	—	—	—	—
Dilutive effect of 2021 Convertible Notes	—	—	—	—	—
Diluted - weighted average common shares outstanding	87,677	87,315	83,998	87,294	83,573
Income (loss) per common share - basic:	$ 0.03	$ 0.02	$ (0.16)	$ 0.04	$ (0.49)
Income (loss) per common share - diluted:	$ 0.03	$ 0.02	$ (0.16)	$ 0.04	$ (0.49)

Note: For all periods presented, we excluded the assumed conversion of the Convertible Notes in calculating diluted earnings per share as the effect was anti-dilutive.

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NEWPARK

OPERATING SEGMENT RESULTS

	Three Months Ended			Nine Months Ended	
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues					
Fluids systems	$ 166,726	$ 150,623	$ 89,097	$ 453,399	$ 283,901
Mats and integrated services	34,937	32,397	15,457	89,975	50,512
Total revenues	$ 201,663	$ 183,020	$ 104,554	$ 543,374	$ 334,413
Operating income (loss)					
Fluids systems (1)	$ 7,930	$ 5,863	$ (8,995)	$ 20,145	$ (36,126)
Mats and integrated services	10,941	11,419	882	28,762	8,607
Corporate office	(8,989)	(9,314)	(6,942)	(27,311)	(21,496)
Operating income (loss)	$ 9,882	$ 7,968	$ (15,055)	$ 21,596	$ (49,015)
Segment operating margin					
Fluids systems (1)	4.8%	3.9%	(10.1)%	4.4%	(12.7)%
Mats and integrated services	31.3%	35.2%	5.7 %	32.0%	17.0 %

(1) Operating results for the third quarter and first nine months of 2016 included $2.6 million of charges associated with asset demobilization and wind-down of our operations in Uruguay following the customer decision to discontinue offshore exploration efforts in the country. Operating results for the first nine months of 2016 also included $7.6 million of charges associated with asset impairments primarily in the Asia Pacific region and $4.1 million of charges associated with workforce reductions.

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C O N S O L I D AT E D B A L A N C E S H E E T S 20 (In thousands, except share data) September 30, 2017 December 31, 2016 ASSETS Cash and cash equivalents $ 64,741 $ 87,878 Receivables, net 262,105 214,307 Inventories 164,384 143,612 Prepaid expenses and other current assets 104,703 17,143 Total current assets 595,933 462,940 Property, plant and equipment, net 298,663 303,654 Goodwill 20,415 19,995 Other intangible assets, net 4,312 6,067 Deferred tax assets 3,379 1,747 Other assets 3,221 3,780 Total assets $ 925,923 $ 798,183 LIABILITIES AND STOCKHOLDERS’ EQUITY Current debt $ 85,119 $ 83,368 Accounts payable 85,049 65,281 Accrued liabilities 50,138 31,152 Total current liabilities 220,306 179,801 Long-term debt, less current portion 139,721 72,900 Deferred tax liabilities 36,559 38,743 Other noncurrent liabilities 7,577 6,196 Total liabilities 404,163 297,640 Common stock, $0.01 par value, 200,000,000 shares authorized and 101,150,629 and 99,843,094 shares issued, respectively 1,012 998 Paid-in capital 568,743 558,966 Accumulated other comprehensive loss (53,727) (63,208) Retained earnings 132,825 129,873 Treasury stock, at cost; 15,316,359 and 15,162,050 shares, respectively (127,093) (126,086) Total stockholders’ equity 521,760 500,543 Total liabilities and stockholders' equity $ 925,923 $ 798,183

C O N S O L I D AT E D S TAT E M E N T S O F C A S H F L O W 21 Nine Months Ended September 30, (In thousands) 2017 2016 Cash flows from operating activities: Net income (loss) $ 3,302 $ (40,655) Adjustments to reconcile net income (loss) to net cash provided by operations: Impairments and other non-cash charges — 9,493 Depreciation and amortization 28,998 28,421 Stock-based compensation expense 8,458 8,865 Provision for deferred income taxes (3,489) (3,205) Net provision for doubtful accounts 1,386 2,032 Gain on sale of assets (4,896) (2,331) Gain on extinguishment of debt — (1,894) Amortization of original issue discount and debt issuance costs 4,068 1,150 Change in assets and liabilities: (Increase) decrease in receivables (73,512) 31,360 (Increase) decrease in inventories (17,348) 25,368 Increase in other assets (1,621) (568) Increase (decrease) in accounts payable 17,996 (24,241) Increase (decrease) in accrued liabilities and other 52,421 (3,860) Net cash provided by operating activities 15,763 29,935 Cash flows from investing activities: Capital expenditures (21,888) (33,390) Increase in restricted cash (85,680) (578) Proceeds from sale of property, plant and equipment 2,233 3,317 Business acquisitions, net of cash acquired — (3,761) Net cash used in investing activities (105,335) (34,412) Cash flows from financing activities: Borrowings on lines of credit 84,900 6,056 Payments on lines of credit (21,400) (7,210) Purchase of 2017 Convertible Notes — (9,206) Debt issuance costs (342) (2,143) Other financing activities 1,487 1,452 Proceeds from employee stock plans 2,107 508 Purchases of treasury stock (2,761) (1,236) Net cash provided by (used in) financing activities 63,991 (11,779) Effect of exchange rate changes on cash 2,444 982 Net decrease in cash and cash equivalents (23,137) (15,274) Cash and cash equivalents at beginning of year 87,878 107,138 Cash and cash equivalents at end of period $ 64,741 $ 91,864

NEWPARK

NON-GAAP FINANCIAL MEASURES

To help understand the Company's financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles ("GAAP") with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA Margin, Net Debt and the Ratio of Net Debt to Capital.

We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

Consolidated	Twelve Months Ended December 31,					Nine Months Ended
(In thousands)	2012	2013	2014	2015	2016	September 30, 2017
Net income (loss) from continuing operations (GAAP) (1)	$ 50,453	$ 52,622	$ 79,009	$ (90,828)	$ (40,712)	$ 3,302
Interest expense, net	9,727	11,279	10,431	9,111	9,866	10,245
Provision (benefit) for income taxes	31,346	28,725	41,048	(21,398)	(24,042)	6,949
Depreciation and amortization	28,946	39,764	41,175	43,917	37,955	28,998
EBITDA (non-GAAP) (1)	$ 120,472	$ 132,390	$ 171,663	$ (59,198)	$ (16,933)	$ 49,494

(1) 2015 net loss and EBITDA included $88.7 million of pre-tax charges associated with goodwill and other asset impairments, workforce reductions and estimated resolution of wage and hour litigation. 2016 net loss and EBITDA included $13.8 million of net pre-tax charges associated with asset impairments and workforce reductions partially offset by gains for extinguishment of debt and adjustment for settlement of wage and hour litigation.

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NEWPARK

NON-GAAP FINANCIAL MEASURES

Fluids Systems	Twelve Months Ended December 31,					Nine Months Ended
(In thousands)	2012	2013	2014	2015	2016	September 30, 2017
Operating income (loss) (GAAP) (2)	$ 59,987	$ 72,604	$ 95,600	$ (86,770)	$ (43,631)	$ 20,145
Depreciation and amortization	18,419	26,679	22,934	22,108	20,746	16,221
EBITDA (non-GAAP) (2)	$ 78,406	$ 99,283	$ 118,534	$ (64,662)	$ (22,885)	$ 36,366
Revenues	$ 861,670	$ 926,392	$ 965,049	$ 581,136	$ 395,461	$ 453,399
Operating Margin (GAAP)	7.0%	7.8%	9.9%	-14.9%	-11.0%	4.4%
EBITDA Margin (non-GAAP)	9.1%	10.7%	12.3%	-11.1%	-5.8%	8.0%

Mats and Integrated Services	Twelve Months Ended December 31,					Nine Months Ended
(In thousands)	2012	2013	2014	2015	2016	September 30, 2017
Operating income (loss) (GAAP) (3)	$ 54,251	$ 49,394	$ 70,526	$ 24,949	$ 14,741	$ 28,762
Depreciation and amortization	7,952	10,501	15,507	18,869	14,227	10,414
EBITDA (non-GAAP) (3)	$ 62,203	$ 59,895	$ 86,033	$ 43,818	$ 28,968	$ 39,176
Revenues	$ 122,283	$ 115,964	$ 153,367	$ 95,729	$ 76,035	$ 89,975
Operating Margin (GAAP)	44.4%	42.6%	46.0%	26.1%	19.4%	32.0%
EBITDA Margin (non-GAAP)	50.9%	51.6%	56.1%	45.8%	38.1%	43.5%

(2) 2015 Fluids Systems operating results and EBITDA included $82.7 million of pre-tax charges associated with goodwill and other asset impairments and workforce reductions. 2016 Fluids Systems operating results and EBITDA included $15.6 million of pre-tax charges associated with asset impairments and workforce reductions.

(3) 2015 Mats and Integrated Services operating results and EBITDA included $0.7 million of pre-tax charges associated with workforce reductions. 2016 Mats and Integrated Services operating results and EBITDA included $0.3 million of pre-tax charges associated with workforce reductions.

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NEWPARK

NON-GAAP FINANCIAL MEASURES

The following table reconciles the Company's ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company's ratio of net debt to capital:

Consolidated	December 31,					September 30,
(In thousands)	2012	2013	2014	2015	2016	2017
Current debt[1]	$ 2,599	$ 12,867	$ 11,648	$ 7,382	$ 83,368	$ 85,119
Long-term debt, less current portion	253,315	170,009	170,462	171,211	72,900	139,721
Total Debt	255,914	182,876	182,110	178,593	156,268	224,840
Total stockholders' equity	513,578	581,054	625,458	520,259	500,543	521,760
Total Capital	$ 769,492	$ 763,930	$ 807,568	$ 698,852	$ 656,811	$ 746,600
Ratio of Total Debt to Capital[1]	33.3%	23.9%	22.6%	25.6%	23.8%	30.1%
Total Debt	$ 255,914	$ 182,876	$ 182,110	$ 178,593	$ 156,268	$ 224,840
Less: cash and cash equivalents	(46,846)	(65,840)	(85,052)	(107,138)	(87,878)	(64,741)
Less: specific restricted cash[2]	-	-	-	-	-	(84,917)
Net Debt	209,068	117,036	97,058	71,455	68,390	75,182
Total stockholders' equity	513,578	581,054	625,458	520,259	500,543	521,760
Total Capital, Net of Cash	$ 722,646	$ 698,090	$ 722,516	$ 591,714	$ 568,933	$ 596,942
Ratio of Net Debt to Capital	28.9%	16.8%	13.4%	12.1%	12.0%	12.6%

(1) Current debt includes $83.3 million of 2017 Convertible Notes which were fully repaid on October 2, 2017. Pro-forma ratio of total debt to capital after repayment was 21.3%.

(2) Resticted cash included in prepaid expenses and other current assets as of September 30, 2017 that was used to fully settle the 2017 Convertible Notes on October 2, 2017.

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NEWPARK

EXPERIENCED LEADERSHIP

• **Paul Howes**	President & CEO
• **Gregg Piontek**	Vice President & CFO
• **Mark Airola**	SVP, GC & Admin Officer
• **Phil Vollands**	President *Fluids Systems*
• **Bruce Smith**	Chief Technology Officer *Fluids Systems*
• **Matthew Lanigan**	President *Mats & Integrated Services*
• **Ida Ashley**	Vice President, Human Resources

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M A N A G E M E N T B I O G R A P H I E S Paul L. Howes, President & CEO: Paul L. Howes joined our Board of Directors and was appointed as our Chief Executive Officer in March 2006. In June 2006, Mr. Howes was also appointed as our President. Mr. Howes’ career has included experience in the defense industry, chemicals and plastics manufacturing, and the packaging industry. Following the sale of his former company in October 2005 until he joined our Board of Directors in March 2006, Mr. Howes was working privately as an inventor and engaging in consulting and private investing activities. From 2002 until October 2005, he served as President and Chief Executive Officer of Astaris LLC, a primary chemicals company headquartered in St. Louis, Missouri, with operations in North America, Europe and South America. Prior to this, from 1997 until 2002, he served as Vice President and General Manager, Packaging Division, for Flint Ink Corporation, a global ink company headquartered in Ann Arbor, Michigan with operations in North America, Europe, Asia Pacific and Latin America. Mr. Howes is also actively engaged in energy industry trade associations. He currently holds the Chairman position on the General Membership Committee for the American Petroleum Institute (API); and, is a contributing member to the API Board of Directors and Executive Committee. Additionally, he is a member of the Board of Directors of the National Ocean Industries Association (NOIA). Gregg S. Piontek, VP & CFO: Gregg joined Newpark in April 2007 and served as Vice President, Controller and Chief Accounting Officer from April 2007 to October 2011. Prior to joining Newpark, Mr. Piontek was Vice President and Chief Accounting Officer of Stewart & Stevenson LLC from 2006 to 2007. From 2001 to 2006, Mr. Piontek held the positions of Assistant Corporate Controller and Division Controller for Stewart & Stevenson Services, Inc. Prior to that, Mr. Piontek served in various financials roles at General Electric and CNH Global N.V., after beginning his career as an auditor for Deloitte & Touche LLP. Mr. Piontek is a Certified Public Accountant and holds a bachelor degree in Accountancy from Arizona State University and a Master of Business Administration degree from Marquette University. Mark J. Airola, Sr. VP, GC & Admin Officer: Mark joined Newpark in October 2006 as its Vice President, General Counsel and Chief Administrative Officer. Mr. Airola was named Senior Vice President in February of 2011. Prior to joining Newpark, Mr. Airola was Assistant General Counsel and Chief Compliance Officer for BJ Services Company, a leading provider of pressure pumping and other oilfield services to the petroleum industry, serving as an executive officer since 2003. From 1988 to 1995, he held the position of Senior Litigation Counsel at Cooper Industries, Inc., a global manufacturer of electrical products and tools, with initial responsibility for managing environmental regulatory matters and litigation and subsequently managing the company’s commercial litigation. 26

Phillip T. Vollands, President, Fluids Systems: Phil joined Newpark in October 2013 as President, North America Fluids Systems and became President, Western Hemisphere in 2016. Prior to Newpark, he was Vice President, Tubular Running Services for Weatherford International from 2010 to 2013. Previously, from 1997 to 2010, he served in a variety of sales and operational roles of increasing responsibility for National Oilwell Varco including VP Power Generation Division and VP Global Strategic Accounts. Phil started his oilfield career as a wireline logging engineer working primarily in the North Sea. He brings over 25 years of global oilfield service experience that span multiple disciplines with a strong track record in driving profitable growth across the globe. Phil holds a BA in Engineering Science from Oxford University and MA (Oxon). Bruce C. Smith, Chief Technology Officer, Fluids Systems: Bruce has been in the drilling fluids industry since 1973 and has held many technical, operational and leadership positions during this 35 year period. Bruce joined Newpark in April 1998 as Vice President International and served as President of Newpark Drilling Fluids from October 2000 – June 2017. Prior to joining Newpark, Mr. Smith was the Managing Director of the UK operations of M-I SWACO. Matthew Lanigan, President Mats and Integrated Services: Matthew joined Newpark in April 2016, as President of Newpark Mats & Integrated Services. Matthew began his professional career at ExxonMobil in Australia working on rigs as a Drilling & Completions Engineer, progressing from there to Offshore Production Engineer and as a Marketer for Crude & LPG. While pursuing his MBA, he accepted a position with GE in the Plastics division where he rose to the role of Chief Marketing Officer before transferring to the Capital division of GE, based in the UK. His first opportunity to work in the United States came with the Enterprise Client Group of GE's Capital division, where he worked in leadership roles in Sales & Marketing. In 2011, he was appointed as the Director of Commercial Excellence for Asia Pacific, based in Australia. In addition to growing revenue and market share, key responsibilities for this role included developing cross-organizational synergies and market entry strategies. Ida Ashley, VP, Human Resources: Ida joined Newpark in March 2015 as Vice President, Human Resources. Ida has over 20 years of experience in Human Resources, 17 of which were specific to Oilfield Services where she specialized in Employee Relations, Mergers & Acquisitions and International HR programs. Ida has worked in a variety of HR leadership roles in Smith International, M-I SWACO and Schlumberger. Her role prior to joining Newpark was VP of HR, North America in Schlumberger. Originating from Smith International, she had the unique opportunity to lead the HR integration project team during the Schlumberger/Smith merger from August 2010 – December 2012. Ida earned her Masters of Science in Human Resources from Houston Baptist University in 2000 and her Bachelors of Arts in Modern Languages from Texas A&M in 1991. M A N A G E M E N T B I O G R A P H I E S 27

Our Board members represent a desirable mix of diverse backgrounds, skills and experiences and we believe they all share the personal attributes of effective directors. They each hold themselves to the highest standards of integrity and are committed to the long-term interests of our stockholders. B O A R D O F D I R E C T O R S 28 DAVID C. ANDERSON Chief Executive Officer, Anderson Partners Chairman of the Board Former President and Chief Operating Officer, Heidrick & Struggles ANTHONY J. BEST Retired Chief Executive Officer, SM Energy Company G. STEPHEN FINLEY Retired Senior V.P. and Chief Financial Officer, Baker Hughes Incorporated PAUL L. HOWES President and Chief Executive Officer, Newpark Resources RODERICK A. LARSON President and Chief Executive Officer, Oceaneering International, Inc. JOHN C. MINGE Chairman and President, BP America GARY L. WARREN Retired Senior Vice President, Weatherford Please visit our website for full biographies of our Board.

F O CU S E D ON C U S TOME R ’ S N E E D S